Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Famous Dave’s of America, Inc. does hereby certify that:

a)	the Quarterly Report on Form 10-Q of Famous Dave’s of America, Inc. for the quarter ended June 27, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Famous Dave’s of America, Inc.

Dated: August 10, 2004	/s/ David Goronkin

David Goronkin
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 10, 2004	/s/ Diana Garvis Purcel

Diana Garvis Purcel
Vice President, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)